410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement
For Immediate Release

Exhibit 99.2

Oil-Dri’s Board of Directors Declares Quarterly Dividends

CHICAGO—(December 11, 2024)— The Board of Directors of Oil-Dri Corporation of America (NYSE: ODC) today declared quarterly cash dividends of $0.155 per share of the Company’s Common Stock and $0.1165 per share of the Company’s Class B Stock.

The dividend amount has been proportionately reduced to reflect the anticipated two-for-one stock split, in the form of a stock dividend, where stockholders of record at the close of business on December 20, 2024, the record date of the stock split, will receive one additional share of Common Stock for every share of Common Stock held on the record date, and one additional share of Class B Stock for every share of Class B Stock held on the record date. Oil-Dri expects the additional shares will be distributed after market close on January 3, 2025.

The cash dividends will be payable on March 7, 2025 to stockholders of record at the close of business on February 21, 2025. Oil-Dri has paid cash dividends continuously each year since 1974 and has increased dividends annually for twenty-one consecutive years.

The Company’s press release outlining its performance for the second quarter of fiscal year 2025 will be issued after the close of the U.S. stock market on Tuesday, March 11, 2025. Oil-Dri will host an earnings discussion via a live webcast on Wednesday, March 12, 2025 at 10:00 a.m. Central Time. Participation details will be posted on the Company’s website’s Events page approximately one week prior to the call.

About Oil-Dri Corporation of America
Oil-Dri Corporation of America (“Oil-Dri”) is a leading manufacturer and supplier of specialty sorbent products for the pet care, animal health and nutrition, fluids purification, agricultural ingredients, sports field, industrial and automotive markets. Oil-Dri is vertically integrated which enables the Company to efficiently oversee every step of the process from research and development to supply chain to marketing and sales. With over 80 years of experience, the Company continues to fulfill its mission to Create Value from Sorbent Minerals. To learn more about the Company, please visit oildri.com.

Forward-Looking Statements
Certain statements in this press release may contain forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Forward-looking statements can be identified by words such as “expect,” “outlook,” “forecast,” “would,” “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “assume,” “potential,” “strive,” and similar references to future periods.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially, including, but not limited to, those described in our most recent Annual Report on Form 10-K and from time to time in our other filings with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected, planned or otherwise expressed in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Contact:
Leslie A. Garber
Director of Investor Relations
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515
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